Exhibit 10.3

OEM Agreement Number: 4905S10262

IBM OEM Software Agreement: 4905S10262

Amendment 8 to Transaction Document 02

This Amendment (Amendment) to the IBM OEM Software Agreement and Transaction Document (TD) specified above is entered into between International Business Machines Corp. (IBM) and Information Technologies Inc. (you). This Amendment will remain in effect until such TD terminates or expires. If there is a conflict, the terms of this Amendment shall prevail over the terms of the TD. Except as modified herein, all other terms of the TD remain in full force and effect.

1.0            Section 3, Term: The term of this transaction document is hereby renewed for one additional year per the contract renewal terms, until September 14, 2009.

2.0            Section 6: Miscellaneous Terms/Conditions - add this term to this section as item (s):

IBM reserves the right to change the part numbers and/or pricing metrics for the Programs and/or Subscription and Support listed in Section 1, upon written notice to you. Changes to either part numbers or pricing metrics will not cause a change in the effective OEM Prices for either Programs or Subscription and Support.

Once signed and completed, both parties agree any reproduction of this Amendment Number 8 (TD#02) made by reliable means (for example, photocopy or facsimile) is an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives.

ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS
MACHINES CORPORATION		LAWSON SOFTWARE AMERICAS, INC.

By:	/s/ Rebecca Solter	By:	/s/ Terry Plath

Name: Rebecca Solter		Name:	Terry Plath

Title: Contracts Administrator		Title:	VP-Business Dev,

Date:	August 18, 2008	Date:	Aug 18 2008

IBM Address:		Lawson Software Americas Inc. Address:

11400 Burnet Road		380 St. Paul Street
Austin, TX 78758		St. Paul, MN 55102
Attn:	OEM Software Contracts
Internal Zip 0411E034